UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13859 Progress Boulevard, Suite 100, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Revenue Interests Purchase Agreement

General

On October 5, 2012, AxoGen, Inc. (the “Company”) entered into a Revenue Interests Purchase Agreement (the “Royalty Contract”) with PDL BioPharma, Inc. (“PDL”), pursuant to which the Company sold to PDL the right to receive specified royalties on the Company’s Net Revenues (as defined in the Royalty Contract) generated by the sale, distribution or other use of the Company’s products Avance® Nerve Graft, AXOGUARD® Nerve Protector and AXOGUARD® Nerve Connector. The Royalty Contract has a term of eight years. Under the Royalty Contract, PDL is to receive a royalty payment based on a high single digit royalty rate of the Company’s Net Revenues, subject to certain agreed upon minimum payment requirements beginning in the fourth quarter of 2014 as provided in the Royalty Contract. The total consideration PDL paid to the Company was $20,800,000 (the “Funded Amount”), including $19,050,000 PDL paid to the Company on October 5, 2012, and $1,750,000 PDL paid to the Company on August 14, 2012 pursuant to an Interim Revenue Interest Purchase Agreement between the Company and PDL, dated August 14, 2012 (the “Interim Royalty Contract”). Upon the closing (the “Closing”) of PDL’s purchase of the specified royalties described above, which was concurrent with the execution of the Royalty Contract, the Interim Royalty Contract was terminated. JMP Securities LLC (“JMP”) acted as lead placement agent for the Company with respect to this transaction and was paid an industry standard commission and out-of-pocket expenses.

Put Option

Under the Royalty Contract, on October 1, 2016, or in the event of the occurrence of a material adverse event or the Company’s bankruptcy or material breach of the Royalty Contract, PDL may require the Company to repurchase the Assigned Interests at the “Put Price.” The Put Price is equal to the sum of (i) an amount that, when paid to PDL, would generate a specified internal rate of return to PDL on the Funded Amount, taking into consideration payments made to PDL by the Company, and (ii) any “Delinquent Assigned Interests Payment” (as defined in the Royalty Contract) the Company owed to PDL.

Change of Control; Call Option

In addition, in the event of a “Change of Control” (as defined in the Royalty Contract), the Company must repurchase the Assigned Interests from PDL for a repurchase price equal to the “Change of Control Price” on or prior to the third business day after the occurrence of the Change of Control. The Change of Control Price is an amount that, when paid to PDL, would generate a specified internal rate of return to PDL on the Funded Amount, taking into consideration payments made to PDL by the Company. In addition, at any time after September 30, 2016, the Company, at its option, can call the Royalty Contract for a price equal to the Change of Control Price.

Board Designee

Under the Royalty Contract, during the term of the Royalty Contract, PDL is entitled to designate, and the Company shall appoint an individual designated by PDL, who shall serve on the Board of Directors of the Company (the “Board”) until the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). For the 2013 Annual Meeting and each annual meeting thereafter during the term of the Royalty Contract, the Board shall nominate and recommend the PDL designee as a director nominee to serve on the Board until the next annual meeting and shall include such nomination in the Company’s proxy statement for the 2013 Annual Meeting and each annual meeting thereafter, provided that the election of the PDL designee is subject to shareholders’ approval. Should at any time there become a vacancy on the Board as a result of (i) the resignation, death or removal of the PDL designee or (ii) such PDL designee failing to obtain the requisite approval of the Company’s shareholders at any annual or special meeting of the Company’s shareholders and where no other individual is elected to such vacancy, PDL shall have the right to designate an individual to fill such vacancy, and the Company shall take such actions necessary to appoint, such individual to the Board. The Company was required to have taken all actions necessary at or prior to the Closing to ensure there is a vacancy on the Board as of the Closing to permit the appointment of the PDL designee to the Board as of the Closing.

PDL has exercised this right and nominated John P. McLaughlin, PDL’s President and Chief Executive Officer. On October 5, 2012, upon the Closing, the Board approved to increase its size from seven directors to eight directors, and Mr. McLaughlin was elected to the Board to serve until the 2012 Annual Meeting. See “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers” and “Item 8.01. Other Events” below.

Preemptive Rights

Under the Royalty Contract, PDL has preemptive rights with respect to new issuances of the Company’s equity securities and securities convertible, exchangeable or exercisable into such equity securities.

Restriction on Dividends

Under the Royalty Contract, during the period from the October 5, 2012 to November 4, 2016 (or the payment of the Put Price in the event PDL exercises its put option on or prior to November 4, 2016), the Company shall not, nor shall it permit any subsidiary to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of such entity (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any such entity (collectively, “Restricted Payments”), except that: (i) each subsidiary may make direct or indirect Restricted Payments to the Company; and (ii) the Company and each subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it solely with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests. For purposes of the Royalty Contract, “Equity Interests” of any person means any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such entity, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended).

Use of Proceeds

The Company is required to use a portion of the proceeds from the Royalty Contract to pay off the outstanding balance under its Loan and Security Agreement, dated September 30, 2011, with MidCap Financial SBIC, LP (“MidCap”), as administrative agent, and the lenders listed on Schedule 1 thereto, (the “MidCap Loan and Security Agreement”). On October 5, 2012, the loan had an outstanding balance of approximately $4.8 million. Upon the Closing, the Company paid off the outstanding balance and approximately $370,000 in prepayment penalty, and terminated the MidCap Loan and Security Agreement. The Company plans to use the rest of the proceeds from the Royalty Contract to support the business plan for Avance® Nerve Graft, AxoGuard® Nerve Protector and AxoGuard® Nerve Connector.

In connection with the Royalty Contract, the Company also entered into a Guarantee and Collateral Agreement (described below) and certain other ancillary transaction documents with PDL.

Guarantee and Collateral Agreement

In connection with the Royalty Contract, on October 5, 2012, the Company and its wholly owned subsidiary, AxoGen Corporation (“AC”), entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) with PDL, pursuant to which (i) AC unconditionally and irrevocably guarantees to PDL the prompt and complete payment and performance by the Company when due of the “Secured Obligations,” which include the Company’s obligations under the Royalty Contract, and any other obligations that the Company may owe to PDL under the Royalty Contract and other transaction documents; and (ii) each of the Company and AC grants to PDL a security interest in certain collateral as specified in the Guarantee and Collateral Agreement for the prompt and complete payment and performance when due of the Secured Obligations.

Item 1.02. Termination of a Material Definitive Agreement.

Under the MidCap Loan and Security Agreement, the loan had a principal amount of $5.0 million and a term of 42 months, and the Company was subject to prepayment penalties. Under the agreement, the Company was required to make interest only payments for the first 12 months, and payments of both interest and straight line amortization of principal for the remaining 30 months. The interest rate was 9.9% per annum, and interest was computed on the basis of a 360-day year and the actual number of days elapsed during which such interest accrues. The agreement also contained customary affirmative and negative covenants, including, without limitation, (i) covenants requiring the Company to comply with applicable laws, provide to MidCap copies of the Company’s financial statements, maintain appropriate levels of insurance, protect, defend and maintain the validity and enforceability of the Company’s material intellectual property, and (ii) covenants restricting the Company’s ability to dispose of all or any part of its assets (subject to certain exceptions), engage in other lines of business, changes its senior management, enter into merger or consolidation transactions, incur or assume additional indebtedness, or incur liens on its assets, and (iii) covenants requiring the Company to meet certain minimum Net Invoiced Revenue, as defined in the agreement, or maintain a cash balance not less than 80% of the loan principal amount. The loan was secured by all of AxoGen’s assets.

On October 5, 2012, upon the Closing, pursuant to the Royalty Contract, the Company used a portion of the proceeds from the Royalty Contract to pay off the outstanding balance under the MidCap Loan and Security Agreement. On October 5, 2012, the loan had an outstanding balance of approximately $4.8 million; upon the Closing, the Company paid off the outstanding balance and approximately $370,000 in prepayment penalty, and terminated the MidCap Loan and Security Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01. “Entry into a Material Definitive Agreement” above is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

(d)

Under the Royalty Contract, during the term of the Royalty Contract, PDL is entitled to designate, and the Company shall appoint an individual designated by PDL, who shall serve on the Board until the 2013 Annual Meeting of Shareholders. For the 2013 Annual Meeting and each annual meeting thereafter during the term of the Royalty Contract, the Board shall nominate and recommend the PDL designee as a director nominee to serve on the Board until the next annual meeting and shall include such nomination in the Company’s proxy statement for the 2013 Annual Meeting and each annual meeting thereafter, provided that the election of the PDL designee is subject to shareholders’ approval. Should at any time there become a vacancy on the Board as a result of (i) the resignation, death or removal of the PDL designee or (ii) such PDL designee failing to obtain the requisite approval of the Company’s shareholders at any annual or special meeting of the Company’s shareholders and where no other individual is elected to such vacancy, PDL shall have the right to designate an individual to fill such vacancy, and the Company shall take such actions necessary to appoint, such individual to the Board. The Company was required to have taken all actions necessary at or prior to the Closing to ensure there is a vacancy on the Board as of the Closing to permit the appointment of the PDL designee to the Board as of the Closing.

PDL has exercised this right and nominated John P. McLaughlin, PDL’s President and Chief Executive Officer. On October 5, 2012, upon the Closing, the Board approved to increase its size from seven directors to eight directors, and Mr. McLaughlin was elected to the Board to serve until the 2013 Annual Meeting.

Mr. McLaughlin, age 61, was elected a director of PDL in October 2008. Mr. McLaughlin has been PDL’s President and Chief Executive Officer since December 18, 2008, when PDL spun-off Facet Biotech Corporation. From November 6, 2008, until the spin-off, he served as a Senior Advisor to PDL. From January 2000 to June 2008, Mr. McLaughlin was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., and co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011. Mr. McLaughlin currently serves as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.

Item 7.01. Regulation FD Disclosure.

On October 9, 2012, the Company issued a press release announcing that it has entered into the Royalty Contract with PDL. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 8.01. Other Events.

As required by the Royalty Contract, on October 5, 2012, upon the Closing, the Board approved an increase of the size of the Board from seven directors to eight directors and, to fill the resulting vacancy, elected Mr. McLaughlin to the Board to serve until the 2013 Annual Meeting as described in Item 5.02(d) above.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	AxoGen, Inc. press release, dated October 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: October 9, 2012	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	AxoGen, Inc. press release, dated October 9, 2012.